Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Carter Glatt, Principal Executive Officer of Dune Acquisition Corporation (the “Company”), hereby certify, that, to my knowledge:

1.	the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2021

By:	/s/ Carter Glatt
Name:	Carter Glatt
Title:	Chief Executive Officer (Principal Executive Officer)